UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
July 27, 2009
TARGA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	(Commission File Number)	74-3117058 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement
Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2

Item 1.01—Entry into a Material Definitive Agreement.
     On July 27, 2009, Targa Resources Partners LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Targa GP Inc. and Targa LP Inc. (the “Sellers”), pursuant to which the Sellers have agreed to sell, assign, transfer and convey to the Partnership (i) 100% of the limited liability company interests in Targa Downstream GP LLC (“Targa Downstream GP”), a Delaware limited liability company, (ii) 100% of the limited liability company interests in Targa LSNG GP LLC (“Targa LSNG GP”), a Delaware limited liability company, (iii) 100% of the limited partner interests in Targa Downstream LP (“Targa Downstream LP”), a Delaware limited partnership, and (iv) 100% of the limited partner interests in Targa LSNG LP (“Targa LSNG LP”), a Delaware limited partnership (such limited liability company interests in Targa Downstream GP and Targa LSNG GP and limited partner interests in Targa Downstream LP and Targa LSNG LP being collectively referred to as the “Purchased Interests”), for aggregate consideration of $530 million, subject to certain adjustments.
     Targa Downstream LP and Targa LSNG LP, collectively, own or will own at the closing of the transaction Targa Resources, Inc.’s (“Targa”) natural gas liquids business (the “Downstream Business”) consisting of (i) the Logistics Assets Segment, which consists of fractionation facilities, storage and terminalling facilities, low sulfur natural gasoline treating facilities, pipeline transportation and distribution assets, propane storage, truck terminals and NGL transport assets, as well as Targa’s approximately 39% equity method investment in Gulf Coast Fractionators (the “Logistics Assets Segment”), (ii) the NGL Distribution and Marketing Segment, which markets NGL production and purchases mixed or component NGL products from third parties for resale (the “NGL Distribution and Marketing Segment”) and (iii) the Wholesale Marketing Segment, which provides services for refineries, including NGL balancing, purchasing or marketing propane and providing butane supply, and sells propane to retailers and end users (the “Wholesale Marketing Segment”). Each segment discussed above is as reported by Targa.
     The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including but not limited to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of the conditions in the Purchase Agreement, the Partnership anticipates that closing of this transaction will occur in the third quarter of 2009.
     The Partnership expects to finance the acquisition of the Purchased Interests with cash, funded through borrowings under the Partnership’s senior secured revolving credit facility, and by issuing to Targa or its affiliates common units representing limited partner interests in the Partnership and general partner units representing general partner interests in the Partnership.
     Pursuant to the Purchase Agreement, the Sellers have agreed to indemnify the Partnership, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against (i) all losses that Buyer Indemnified Parties incur arising from any breach of the Sellers’ representations, warranties or covenants in the Purchase Agreement and (ii) certain environmental and litigation matters. The Partnership agreed to indemnify the Sellers, their Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Sellers Indemnified Parties”) from and against all losses that Sellers Indemnified Parties incur arising from or out of (i) the business or operations of Targa Downstream GP, Targa Downstream LP, Targa LSNG GP and Targa LSNG LP (whether relating to periods prior to or after the Effective Time) to the extent such losses are not matters for which the Sellers have indemnified the Buyer Indemnified Parties or (ii) any breach of the Partnership’s representations, warranties or covenants in the Purchase Agreement. Certain of the Sellers’ indemnification obligations are subject to an aggregate deductible of $7,950,000 and a cap equal to $58,300,000. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap.
     In connection with the closing of the Purchase Agreement, the Partnership, Targa and an affiliate of Targa expect to amend and restate the Omnibus Agreement to (i) recognize that the Partnership will reimburse Targa and its affiliates for direct expenses associated with the Downstream Business, (ii) clarify that the cap on general and administrative expenses (“G&A”) does not apply to the Downstream Business, (iii) require Targa to adjust the G&A billed to the Partnership (or make a payment to the Partnership, if needed) to the extent necessary to enable the Partnership to maintain a distribution coverage (calculated for each applicable quarter assuming that total distributions for such quarter equal an amount in cash sufficient to pay all equity holders including incentive distributions for the period for which distributions are declared a distribution of $0.5175 per unit) of no less than 1.0x for any fiscal quarter through the end of 2011, subject to a limitation of $8 million of such support for any fiscal quarter and (iv) provide for special termination rights for (x) certain provisions of the Omnibus Agreement if the general partner is removed without cause, (y) the Omnibus Agreement in its entirety upon a change of control of the general partner and (z) the G&A support referred to in clause (iii) above if the Partnership transfers or disposes of the Companies, the business conducted by the Companies, all or substantially all of the Company Assets, all or substantially all of the Downstream Business or all or substantially all of the Houston Area Assets to a Person that is not an Affiliate of the Partnership.

     The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report, which is incorporated herein by reference. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.
     Each of the Partnership and the Sellers are indirect subsidiaries of Targa. As a result, certain individuals, including officers and directors of Targa, serve as officers and/or directors of more than one of such entities. Targa Resources GP LLC (the “General Partner”), as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
     Certain statements in this current report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 7.01 — Regulation FD Disclosure.
          On July 28, 2009, Targa announced that the Partnership had agreed to acquire the Downstream Business from the Sellers. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
          The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 — Financial Statements and Exhibits.
(a) Financial statements of the Downstream Business. The audited consolidated financial statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the unaudited combined financial statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 are filed as Exhibit 99.2 to this report and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc.

99.1	Targa Resources, Inc. Press Release dated July 28, 2009

99.2	Audited Combined Financial Statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the Unaudited Combined Financial Statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES, INC.

Dated: July 28, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc.

99.1	Targa Resources, Inc. Press Release dated July 28, 2009

99.2	Audited Combined Financial Statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the Unaudited Combined Financial Statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.